Exhibit 10.2
AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

    THIS AMENDMENT (“Amendment”) is entered into effective as of October 30, 2020 and serves to amend the Amended and Restated Employment Agreement entered into by and between Soliton, Inc., a Delaware corporation (“Company”), and Christopher Capelli (“Executive” or “Capelli”), on February 25, 2019 (the “Agreement”). All capitalized terms not defined herein shall have the meaning set forth in the Agreement.
WHEREAS, pursuant to the Agreement, the Executive has served as the Company’s Chief Executive Officer, President and Chief Science Officer;
WHEREAS, commencing as of the date hereof, the Executive has agreed to continue to serve solely in the role of Chief Science Officer; and
WHEREAS, the Parties desire to amend the Agreement embodying the terms of Executive’s employment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises of the Parties contained herein, the Parties, intending to be legally bound, hereby agree as follows:
1.The first sentence of Section 2(a) of the Agreement is hereby amended and restated as follows:
“Subject to the terms and conditions set forth in this Agreement, the Company agrees to employ Executive as Chief Science Officer (“CSO”). In his capacity as CSO, Executive shall report directly to the CEO. In addition, in connection with Capelli’s service on the Company’s Board of Directors, as of the effective date of this the Amendment, the Board designates Capelli as “Vice Chairman” of the Board. In public communications, the Company agrees to use its reasonable best efforts to refer to Executive as “Vice Chairman, CSO and Co-Founder” of the Company.”
2.Sub-sections 6(b)(i), (iii), and (iv) of the Agreement are hereby amended and restated as follows:
“(i) if the Board, or the board of directors or managers of any successor entity of the Company, removes the Executive as the CSO of the Company;”
“(iii) if there is a material reduction of Executive’s Base Salary below the amount the Executive is receiving as of the date of this Amendment, other than a general reduction in Base Salary that affects all similarly situated employees of Company in substantially the same proportions;”
“(iv) if Executive is assigned any duties materially inconsistent with the duties or responsibilities of the CSO of the Company as contemplated by this Agreement or any other action by the Company that results in a material diminution in such position, authority, duties, or responsibilities, excluding an isolated, insubstantial, and inadvertent action not taken in bad faith;
3.The parties hereto acknowledge and agree that the Agreement, as amended by this Amendment, shall remain in full force and effect and, except as specifically stated herein, is otherwise unmodified and that this Amendment does not alter, amend, modify or affect any other agreement between the parties. Any reference in the Agreement to “this Agreement” shall be deemed to mean “the Agreement as amended by this Amendment.”

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Agreement as of the date written above.
Soliton, Inc.
By: /s/ Lori Bisson
Name: Lori Bisson
Title: Executive Vice-President and Chief Financial Officer

Christopher Capelli

By: /s/ Christopher Capelli